FEDERAL DEPOSIT INSURANCE CORPORATION

WASHINGTON, D.C.

In the Matter of	)
)
FIRST MARINER BANK	)	STIPULATION AND CONSENT
BALTIMORE, MARYLAND	)	TO THE ISSUANCE OF AN
	)	ORDER TO CEASE AND DESIST,
(INSURED STATE NONMEMBER BANK))		ORDER FOR RESTITUTION, AND
	)	ORDER TO PAY
)
	)	FDIC-07-285b
	)	FDIC-08358k

Subject to the acceptance of this STIPULATION AND CONSENT TO THE ISSUANCE OF AN ORDER TO CEASE AND DESIST, ORDER FOR RESTITUTION, AND ORDER TO PAY (CONSENT AGREEMENT) by the Federal Deposit Insurance Corporation (FDIC), it is hereby stipulated and agreed by and between a representative of the Legal Division of the FDIC and First Mariner Bank, Baltimore, Maryland (Respondent) as follows:

1.           The Respondent has been advised of its right to receive a NOTICE OF CHARGES AND OF HEARING AND NOTICE OF ASSESSMENT OF CIVIL MONEY PENALTY, FINDINGS OF FACT, AND CONCLUSIONS OF LAW (collectively, NOTICE) detailing the unsafe or unsound banking practices and violations of law and/or regulations alleged to have been committed by the Respondent for which an ORDER TO CEASE AND DESIST, ORDER FOR RESTITUTION, AND ORDER TO PAY (ORDER) may issue against the Respondent pursuant to sections 8(b)(1), 8(b)(6), and 8(i)(2) of the Federal Deposit Insurance Act (Act), 12 U.S.C. §S 1818(b)(1), 1818(b)(6), and 1818(i)(2).

2.           Respondent has been further advised of its right to a hearing on the alleged charges under sections 8(b) and 8(i)(2) of the Act, 12 U.S.C. §S 1818(b) and 1818(1)(2), and the FDIC Rules of Practice and Procedure, 12 C.F.R. Part 308.

3.           The Respondent is represented by counsel.

4.           The Respondent admits that the FDIC is the appropriate Federal banking agency to maintain this enforcement action pursuant to section 3(q)(3) of the Act, 12 U.S.C.1813(q)(3), and that the FDIC has jurisdiction over it and the subject matter of this proceeding.

5.           The FDIC has reason to believe that the Respondent engaged in unsafe or unsound banking practices and violations of law and/or regulations in connection with its mortgage lending activities, including, but not limited to, engaging in a pattern or practice of discrimination by charging higher prices to certain Hispanic, Black, and female borrowers, in the form of discretionary interest rate and point "overages," than those charged to similarly-situated White or male borrowers, as applicable, and issuing deceptive loan disclosures for payment option adjustable rate mortgages.  Specifically, the FDIC has reason to believe the Respondent engaged in violations of:

(a) the Equal Credit Opportunity Act, 15 U.S.C. §§ 1691 et seq., and Regulation B of the Board of Governors of the Federal Reserve System, 12 C.F.R. Part 202;

(b) the Fair Housing Act, 42 U.S.C. 'SS 3601 et seq., and the Fair Housing Act Regulations of the Department of Housing and Urban Development, 24 C.F.R. Part 100; and

(c) section 5 of the Federal Trade Commission Act, 15 U.S.C. § 45(a)(1) (Section 5).

6.           The Respondent, solely for the purpose of this proceeding pursuant to sections 8(b) and 8(i)(2) of the Act, 12 U.S.C. §§ 1818(b) and 1818(i)(2), and without admitting or denying any of the unsafe or unsound banking practices or violations of law or regulations alleged in paragraph 5 of this CONSENT AGREEMENT, hereby consents and agrees to the issuance of the ORDER by the FDIC, consents and agrees to pay restitution in the amount of nine hundred and fifty thousand dollars ($950,000), and further consents and agrees to pay a civil money penalty in the amount of fifty thousand dollars ($50,000) to the Treasury of the United States pursuant to the provisions of section 8(i)(2) of the Act, 12 U.S.C. §1818(i)(2).

7.           In the event the FDIC accepts this CONSENT AGREEMENT and issues the ORDER, Respondent agrees not to seek or accept indemnification for the civil money penalty assessed and paid in this matter.

8.           The Respondent further stipulates and agrees that such ORDER will be deemed to be an order which has become final and unappealable under the Act, and that such ORDER shall become effective upon its issuance by the FDIC and fully enforceable by the FDIC pursuant to the provisions of the Act subject only to the conditions of paragraph 9 of this CONSENT AGREEMENT.

9.           In the event the FDIC accepts this CONSENT AGREEMENT and issues the ORDER, it is agreed that no action will be taken by the FDIC against the Respondent to enforce the ORDER in the United States District Court unless the Respondent, its affiliates, their successors or assigns, or their respective directors, officers, employees, and agents, has violated or is about to violate any provision of the ORDER.

10. In the event the FDIC accepts this CONSENT AGREEMENT and issues the ORDER, the FDIC will not initiate further administrative enforcement action against the Bank for restitution or other borrower-specific remedies with respect to pricing violations of ECOA and FHA in 2005, 2006 and 2007, or for violations of Section 5 relating to the Bank's Option ARM lending in 2005, 2006 and 2007.  Nothing in the foregoing release shall otherwise limit the FDIC in the exercise of its supervisory authority or enforcement authority over the Bank, including any action to enforce the terms of the ORDER; nor shall the foregoing bind the FDIC in any manner in its capacity as receiver.

11. The Respondent hereby agrees and acknowledges that the terms and provisions of this CONSENT AGREEMENT and the acceptance by the FDIC of this CONSENT AGREEMENT and the issuance of the ORDER shall not bar, estop or otherwise prevent any other federal or state agency or department from taking any action against the Respondent, its affiliates, their successors or assigns, or any of the Respondent's current or former institution-affiliated parties.

12.           The Respondent hereby waives:

(a) the receipt of a NOTICE;

(b) all defenses to the allegations to be set forth in the NOTICE;

(c) a hearing for the purpose of taking evidence on the allegations to be set forth in the NOTICE;

(d) the filing of proposed FINDINGS OF FACT AND CONCLUSIONS OF LAW;

(e) the issuance of a RECOMMENDED DECISION by an administrative law judge in this matter;

(f) the filing of exceptions and briefs with respect to such a RECOMMENDED DECISION; and

(g) judicial review of the ORDER as provided by section 8(h) of the Act, 12 U.S.C. § 1818(h), or any other challenge to the validity of the ORDER.

Dated this 22nd day of April, 2009.

FDIC	FIRST MARINER BANK
LEGAL DIVISION	BALTIMORE, MARYLAND

BY:	BY:

/s/	/s/
A.T. Dill, III	Anirban Basu
Assistant General Counsel	Director

/s/
Barry B. Bondroff
Director

/s/
Edith B. Brown
Director

/s/
John Brown, III Director

/s/
Robert L. Caret
Director

/s/
Joseph A. Cicero
Director

/s/
Gregory Devou
Director

/s/
Edwin F. Hale, Sr.
Director

/s/
George H. Mantakos
Director

/s/
John P. McDaniel
Director

/s/
John J. Oliver, Jr.
Director

/s/
Patricia L. Schmoke, M.D.
Director

/s/
Hector Torres
Director

/s/
Michael R. Watson
Director

Comprising the Board of
Directors of
First Mariner Bank
Baltimore, Maryland